UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 19, 2010, the Board of Directors of the Company determined to eliminate the position of Chief Operating Officer and create a new position, President of Dredging Operations. In connection with this operational restructuring, Richard M. Lowry, Chief Operating Officer, has left the Company and will receive compensation in accordance with his Employment Agreement, as filed with the Company’s Form 8-K dated July 9, 2007.

David Simonelli, who has recently served as the Company’s Senior Vice President of Operations, has been promoted to the position of President of Dredging Operations. Mr. Simonelli is 53 years of age. Mr. Simonelli joined the Company in 1978 as a Field Engineer and has served the Company in positions of increasing responsibility since then. Having been Project Manager for several of the Company’s major domestic and international dredging projects, Mr. Simonelli was named a Vice President in 2002. He has been instrumental in the continued enhancement of the Company’s dredging processes, implementing project cost improvements and the transformation of the Company’s safety culture.

A copy of the press release announcing these management changes and operational restructuring is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Great Lakes Dredge & Dock Corporation, dated April 20, 2010, announcing management changes and operational restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: April 20, 2010	/s/ DEBORAH A. WENSEL
Deborah A. Wensel Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Great Lakes Dredge & Dock Corporation, dated April 20, 2010, announcing management changes and operational restructuring.